Exhibit 10.1

H.B. FULLER COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT

(Under the Amended and Restated

H.B. Fuller Company Year 2000 Stock Incentive Plan)

THIS AGREEMENT, dated as of                      , 20     is entered into between H.B. Fuller Company, a Minnesota corporation (the “Company”), and                     , an officer or other employee of the Company or an Affiliate of the Company (“Participant”).

The Company, pursuant to the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan (the “Plan”), wishes to grant stock options for the purchase of Common Stock, par value $1.00 per share, of the Company (“Common Stock”), to Participant on the terms and conditions contained in this Agreement and the Plan.

Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Plan.

Accordingly, in consideration of the premises and agreements set forth herein, the parties hereto hereby agree as follows:

1.	Grant of Option.

The Company, effective as of the date of this Agreement, hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or other compensation for services rendered, the right and option (the “Option”) to purchase all or any part of an aggregate of                      shares of Common Stock (the “Shares”) at the price of $             per share on the terms and conditions set forth in this Agreement. The Option is not intended to be an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended.

2.	Vesting and Term of Option.

(a) The Option may not be exercised prior to                    , 20    . Commencing on                     , 20    , the Option may be exercised by Participant prior to its termination in cumulative annual installments as follows:

Date	Percentage of Shares as to which Option is Exercisable

, 20%
, 20%
, 20%
, 20%
, 20%

The Option shall in all events terminate on                    , 20     or such earlier date as prescribed herein.

(b) Notwithstanding the vesting provision contained in Section 2(a) above, but subject to the other terms and conditions set forth herein, the Option may be exercised, in whole or in part, at any time, or from time to time, following the occurrence of a Change in Control of the Company.

(c) For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon any of the following events:

(i) a public announcement (which, for purposes hereof, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Voting Power of the Company then outstanding;

(ii) the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board);

(iii) the approval of the shareholders of the Company, and consummation, of (A) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity’s then outstanding voting securities; (B) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (C) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

(iv) a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

For purposes of this Section 2(c), “Voting Power” when used with reference to the Company shall mean the voting power of all classes and series of capital stock of the Company now or hereafter authorized.

3.	Effect of Termination of Employment.

The Option shall terminate and may no longer be exercised if Participant ceases to be employed by the Company or an Affiliate of the Company, except that:

(a) If the Participant voluntarily terminates Participant’s employment or if the Company or an Affiliate of the Company terminates Participant’s employment for any reason other than gross and willful misconduct, disability, retirement or death, Participant may exercise the Option at any time within ninety (90) days after such termination of employment to the extent that the Option was exercisable by Participant on the date of such termination, but not after the expiration of the term of the Option.

(b) If the Company or an Affiliate of the Company terminates Participant’s employment by reason of gross and willful misconduct during the course of employment, including, but not limited to, wrongful appropriation of funds or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the misconduct.

(c) If Participant’s employment is terminated by reason of disability or retirement, the restrictions on Participant’s ability to exercise any percentage of the Option as set forth in Section 2(a), shall lapse and the Option shall vest in full. If Participant’s employment is terminated by reason of retirement, Participant may exercise the Option at any time prior to the end of the term of the Option, but not after the expiration of the term of the Option. If Participant’s employment is terminated by reason of disability, Participant may exercise the Option at any time within three years after such termination of employment, but not after the expiration of the term of the Option. If Participant shall die following any such termination, the Option may be exercised at any time within 12 months after the date of Participant’s death by the personal representatives or administrators of Participant or by any beneficiary designated in a manner established by the Committee or person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the expiration of the term of the Option.

(d) If Participant shall die while in the employ of the Company or an Affiliate of the Company, the restrictions on Participant’s (or his or her heirs’) ability to exercise any percentage of the Option as set forth in Section 2(a), shall lapse and the Option shall vest in full. The Option may be exercised at any time within 12 months after the date of Participant’s death by the personal representatives or administrators of Participant or by any beneficiary designated in a manner established by the Committee or person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the expiration of the term of the Option.

For purposes of this Section 3, “retirement” shall mean the voluntary or involuntary termination of Participant’s employment for any reason other than gross and willful misconduct, disability or death, after the Participant has completed at least ten years of service as an employee of the Company and/or an Affiliate of the Company and has attained age 55.

4.	Method of Exercising Option.

(a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by the delivery of written notice of exercise (the “Notice”) to the Company (to the attention of the Equity Compensation Specialist) or its agent. The Notice shall be in written form or such other form as the Company may prescribe and shall state the election to exercise the Option, the number of Shares as to which the Option is being exercised and the manner of payment and shall be signed by the person or persons so exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all Shares designated in the notice The Notice shall also be accompanied by such other information and documents as the Company, in its discretion, may request. To the extent that the Option is exercised after Participant’s death, the notice of exercise shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(b) Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i)	delivery of a certified or cashier’s check, or a wire transfer, payable to the Company or cash, in United States currency;

(ii)	delivery of shares of Common Stock acquired by Participant more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. Participant shall duly endorse all certificates delivered to the Company in blank and shall represent and warrant in writing that Participant is the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions; or

(iii)	if permitted by the Company in its sole discretion, by executing a “cashless exercise” through the Company’s designated broker.

5.	Income Tax Withholding.

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state income, withholding, social, payroll or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. Participant may, at Participant’s election (the “Tax Election”), satisfy applicable tax withholding obligations by (a) electing to have the Company withhold a portion of the Shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined.

6.	Adjustments.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares covered by the Option such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the Shares covered by the Option and the exercise price of the Option.

7.	Securities Matters.

No Shares shall be issued hereunder prior to such time as counsel to the Company shall have determined that the issuance of the Shares will not violate any federal or state securities or other laws, rules or regulations. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. In addition, the grant of this Option and/or the delivery of any Shares under this Agreement are subject to any clawback policies the Company may adopt in the future to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any applicable rules and regulations of the Securities and Exchange Commission.

8.	General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) No Rights as a Shareholder. Neither Participant nor Participant’s legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares of Common Stock subject to the Option until such Shares shall have been issued upon exercise of the Option.

(c) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving Participant the right to be retained as an employee of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(d) Option Not Transferable. The Option shall not be transferable other than (i) by will or by the laws of descent and distribution, or (ii) by designating a beneficiary or beneficiaries (in a manner established by the Committee) to exercise the rights of the Participant and receive any property distributable with respect to any Option upon the death of the Participant. During Participant’s lifetime the Option shall be exercisable only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company.

(e) Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(f) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

H.B. FULLER COMPANY
By:

[employee]

Date: